Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)    Registration Statement (Form S-8 No. 333-194323) pertaining to the 2013 Long Term Incentive Plan and the Inducement Stock Option Award,

(2)

Registration Statement (Form S-8 No. 333-189962) pertaining to the 2013 Long Term Incentive Plan, the 2013 Stock Incentive Plan, the 2009 Equity and Long Term Incentive Plan, as amended, and the 1998 Employee, Director and Consultant Stock Option Plan, as amended,

(3)    Registration Statement (Form S-8 No. 333-203485) pertaining to the Inducement Stock Option Awards (April 2014 - January 2015),

(4)    Registration Statement (Form S-8 No. 333-208830) pertaining to the 2013 Long Term Incentive Plan and Inducement Stock Option Awards (February 2015 – October 2015),

(5)    Registration Statement (Form S-8 No. 333-211997) pertaining to the 2016 Employee Stock Purchase Plan and the Inducement Stock Option Awards (December 2015 – April 2016),

(6)    Registration Statement (Form S-8 No. 333-215407) pertaining to the 2013 Long Term Incentive Plan and the Inducement Stock Option Awards (September 2016 – December 2016),

(7)    Registration Statement (Form S-8 No. 333-222391) pertaining to the 2013 Long Term Incentive Plan and the Inducement Stock Option Awards (January 2017 – December 2017),

(8)    Registration Statement (Form S-8 No. 333-229126) pertaining to the 2013 Long Term Incentive Plan and the Inducement Grant Awards (January 2018 – December 2018),

(9)

Registration Statement (Form S-8 No. 333-235823) pertaining to the 2013 Long Term Incentive Plan, the Inducement Grant Awards (January 2019 – December 2019) and the 2020 Inducement Stock Incentive Plan,

(10)	Registration Statement (Form S-8 No. 333-251878) pertaining to the 2013 Long Term Incentive Plan and the 2020 Inducement Stock Incentive Plan, as amended,
(11)	Registration Statement (Form S-8 No. 333-262018) pertaining to the 2013 Long Term Incentive Plan and the Amended and Restated 2016 Employee Stock Purchase Plan,

(12)  Registration Statement (Form S-8 No. 333-265803) pertaining to the Amended and Restated 2013 Long Term Incentive Plan, and

(13)  Registration Statement (Form S-8 No. 333-268851) pertaining to the 2020 Inducement Stock Incentive Plan.

of our reports dated February 29, 2024, with respect to the consolidated financial statements of PTC Therapeutics, Inc. and the effectiveness of internal control over financial reporting of PTC Therapeutics, Inc. included in this Annual Report (Form 10-K) of PTC Therapeutics, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Iselin, New Jersey

February 29, 2024